AMENDED AND RESTATED
BY-LAWS
of
VERTEX PHARMACEUTICALS INCORPORATED

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the second Monday of May in each year, or on such other date within six months after the end of the fiscal year of the Corporation as the Board of Directors shall fix, at such time as shall be fixed by the Board of Directors in the call of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization, or by these By-Laws, may be specified by the Board of Directors in the notice of the meeting.

Section 2. Special Meeting in Lieu of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in lieu thereof. Any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 3 of this Article 1.

Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, or by the Board of Directors. A special meeting of the stockholders shall also be called by the Clerk (or, in the case of the death, absence, incapacity, or refusal of the Clerk, by any other officer) upon written application of one or more stockholders who hold at least forty percent in interest of the capital stock entitled to vote at the meeting. Each call of a meeting shall state the place, date, hour, and purposes of the meeting.

Section 4. Place of the Meetings. All meetings of the stockholders shall be held at such place, either within or without The Commonwealth of Massachusetts, within the United States as shall be fixed by the Board of Directors in the notice of the meeting. Any adjourned session of any meeting of the stockholders shall be held within the United States at the place designated in the vote of adjournment.

Section 5. Notice of Meeting. A written notice of each meeting of stockholders, stating the place, date, hour and purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization, or by these By-Laws, is entitled to notice.

Such notice shall be given by the Clerk or an Assistant Clerk or by an officer designated by the Board of Directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 6. Quorum of Stockholders. At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except when a larger quorum is required by law, by the Articles of Organization, or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose.

Section 7. Adjournment of Meetings. Any meeting of the stockholders may be adjourned (a) prior to the time the meeting has been convened, by the Board of Directors, or (b) after the meeting has been convened, by a majority of the votes properly cast upon the question, whether or not a quorum is present at the meeting, and the meeting may be held as adjourned without further notice.

Section 8. Action by Vote. When a quorum is present at any meeting, (a) upon any question other than an election of a director, a majority of the votes properly cast shall decide the question, except when a larger vote is required by law, by the Articles of Organization, or by these By-Laws, (b) in an uncontested election, votes properly cast in favor of election of a director exceeding the votes properly withheld in such election shall effect the election of a director, and (c) in a contested election, a plurality of the votes properly cast for election shall effect the election of a director. An election of directors shall be considered contested if, as of the record date for the applicable meeting, there are more nominees for election than positions on the board of directors to be filled by election at the meeting. All other elections of directors shall be considered uncontested.

Section 9. Voting. Stockholders entitled to vote shall have one vote for each share of stock held by them of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. No ballot shall be required for any vote for election to any office unless requested by a stockholder present or represented at the meeting and entitled to vote in such election. The Corporation shall not, directly or indirectly, vote any share of its own stock.

Section 10. Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by written proxy. Unless otherwise specified or limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, but only if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of stockholders. Such consents shall be treated for all purposes as a vote taken at a meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Elections. Subject to the rights of the holders of Preferred Stock to elect one or more additional directors under specified circumstances as provided in Article 4 of the Articles of Organization, the Board of Directors shall consist of not less than three nor more than eleven persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office. The directors shall be elected in the manner provided in the Articles of Organization, by such stockholders as have the right to vote thereon.

Section 2. Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one of more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by mailing it, postage prepaid, to the Clerk of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Newly Created Directorships and Vacancies. Newly created directorships and vacancies on the Board of Directors shall be filled as provided in the Articles of Organization.

Section 4. Removal of Directors. Directors may be removed from office only as provided in the Articles of Organization.

Section 5. Directors Elected by Holders of Preferred Stock. Whenever the holders of any class or series or Preferred Stock or of any other class or series of shares issued by the Corporation shall have the right, voting separately as a class or series, to elect one or more directors under specified circumstances, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Articles of Organization applicable thereto, and none of the provisions of Sections 1 to 4 of this Article II shall apply with respect to directors so elected.

Section 6. Resignations. Any director, member of a committee, or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, the President, the Clerk, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

Section 7. Powers. Except as reserved to the stockholders by law, by the Articles of Organization, or by these By-Laws, the business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the powers of the Corporation.

Section 8. Proxy Access for Director Nominations.
(a)Information to be Included in the Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 8, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person to be nominated for election to the Board of Directors by a stockholder pursuant to Section 2 of this Article II (a “Stockholder Nominee”) if (i) the stockholder of record who intends to make the nomination qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined in Section 8(c) of this Article II), (ii) the Eligible Stockholder expressly elects, in a written statement accompanying the notice required by Section 2 of this Article II (a “Nomination Notice”), to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 8 and (iii) all of the other requirements set forth in this Section 8 and in Section 2 of this Article II are satisfied. For purposes of this Section 8, the “Required Information” that the Corporation will include in its proxy statement is (A) the information provided to the Clerk of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 8(g) of this Article II). For the avoidance of doubt, nothing in this Section 8 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 8. Subject to the provisions of this Section 8, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b)Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Section 2 of this Article II (the “Final Proxy Access Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 8(b)), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), together with the number of directors in office as of the Final Proxy Access Date who were either elected by the Board of Directors to fill a vacancy pursuant to such an agreement, arrangement or other understanding, or included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to such an agreement, arrangement or other understanding for any of the two preceding annual meetings of stockholders, and whose remaining terms extend beyond the upcoming annual meeting, and (ii) the number of directors in office as of the Final Proxy Access Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose remaining terms extend beyond the upcoming annual meeting. For purposes of determining when the Permitted Number has been reached, any individual requested by an Eligible Stockholder to be included in the Corporation’s proxy materials pursuant to this Section 8 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder requesting that more than one Stockholder Nominee be included in the Corporation’s proxy materials pursuant to this Section 8 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees requested by Eligible Stockholders to be included in the Corporation’s proxy materials pursuant to this Section 8 exceeds the Permitted Number. In the event that the number of Stockholder Nominees requested by Eligible Stockholders to be included in the Corporation’s proxy materials pursuant to this Section 8 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Nomination Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 8 for any meeting of stockholders for which the Corporation receives a Nomination Notice (whether or not subsequently withdrawn) and the stockholder by whom or on whose behalf the nomination is to be made does not expressly elect, in a written statement accompanying the Nomination Notice, to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 8.
(c)Eligible Stockholder. An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 8(d) of this Article II) continuously for at least three years (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least three percent of the voting power of the outstanding shares of stock as of the date the Nomination Notice is delivered to or mailed and received by the Clerk of the Corporation in accordance with Section 2 of this Article II (the “Required Shares”) and (ii) continues to Own the Required Shares through the date of the annual meeting. A “Qualifying Fund Group” is any two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 8 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 8 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(d)Definition of Ownership. For purposes of this Section 8, a stockholder shall be deemed to “Own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 8, a beneficial owner shall be considered a “stockholder” and shall “Own” shares held in the name of a nominee or other intermediary so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes with its Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of stock of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 8, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)Information to be Included with a Nomination Notice. In addition to containing the information, representations and other documents required to be set forth in a Nomination Notice pursuant to Section 2 of this Article II, in order for a Stockholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8, the Nomination Notice must also set forth or be accompanied by the following:
(i)    A written statement by the Eligible Stockholder setting forth and certifying as to the number of shares of stock it Owns and has Owned continuously for the Minimum Holding Period;
(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to or mailed and received by the Clerk of the Corporation in accordance with Section 2 of this Article II, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible

Stockholder’s agreement to provide, within five business days following the later of the record date for the determination of stockholders certified to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)    a representation and agreement that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person whom it has not requested be included in the Corporation’s proxy materials pursuant to this Section 8, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(v)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information provided to the Corporation by or on behalf of the Eligible Stockholder, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of any person for election to the Board of Directors submitted by or on behalf of the Eligible Stockholder or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vi)    a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;
(vii)    if the Eligible Stockholder consists of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the request under this Section 8 (including withdrawal of the nomination); and
(viii)    if two or more funds that are part of the same Qualifying Fund Group are intended to be counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(f)Additional Required Information. In addition to the information required pursuant to Section 8(e) of this Article II or any other provision of these By-Laws, the Corporation may require (i) any proposed Stockholder Nominee requested to be included in the Corporation’s proxy materials to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards (as defined in Section 8(i) of this Article II), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 8 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.
(g)Supporting Statement. The Eligible Stockholder may, at its option, provide to the Clerk of the Corporation, at the time the Nomination Notice is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this

Section 8, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(h)Correction of Defects; Updates and Supplements. In the event that any information or communications provided by or on behalf of an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Clerk of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Stockholder must provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 8(h) shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 8).
(i)Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 8, a Stockholder Nominee (i) who would not be an independent director under the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Articles of Organization, the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(j)Omission and Removal of Stockholder Nominees. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its representations, agreements or undertakings or fails to comply with any of its obligations under this Section 8 or Section 2 of this Article II, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or the presiding officer of the annual meeting, then (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting and, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.
(k)Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 10% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be included in the Corporation’s proxy materials pursuant to this Section 8 for the next two annual meetings of stockholders.
(l)General. This Section 8 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
Section 9. Other Committees. The Board of Directors may, by vote of a majority of the directors then in office, elect from their number other committees and may delegate to any such committee or committees some or all of the powers of the Board of Directors except those powers which by law, by the Articles of Organization, or by these By-Laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, each committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board of Directors. The Board of Directors shall have the power to rescind any vote, resolution, or other action of any committee, provided that the rights of third parties shall not be impaired by such rescission.

Section 10. Regular Meetings. A regular meeting of the Board of Directors shall be held without call or notice immediately after and at the same place as the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board of Directors may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.

Section 11. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, the President, or by two or more directors.

Section 12. Notice of the Meetings. It shall be sufficient notice to a director of a meeting of the Board of Directors (i) to send notice by mail at least forty-eight (48) hours before the meeting, addressed to such directors at his usual or last known business or residence address, (ii) to send notice by electronic mail (to the electronic mail address designated by such director) at least twenty-four (24) hours before the meeting, or (iii) to give notice to such director in person or by telephone at least twenty-four (24) hours before the meeting. A director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the director entitled to the notice, or in the form of an electronic transmission by the director to a representative of the Corporation, and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 13. Quorum of Directors. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 14. Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization, or by these By-Laws.

Section 15. Action by Written Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the directors or members of the committee as the case may be, consent to the action. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each director or delivered to the Corporation by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. Such consents shall be treated for all purposes as a vote taken at a meeting.

Section 16. Participation Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board or committee, as the case may be, through conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 17. Compensation of Directors. The Board of Directors may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as a director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board or committee meeting or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS AND AGENTS

Section 1. Enumeration; Qualification. The officers of the Corporation shall be a President, a Treasurer, a Secretary, who may also be referred to in these By-Laws as the Clerk, and such other officers, including, without limitation, a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, and Assistant Clerks as the Board of Directors from time to time may in their discretion elect or appoint. In addition, the Corporation shall have such other agents as may be appointed by management in accordance with these By-Laws. The Chairman of the Board shall be a director. The President need not be a director. Any two or more offices may be held by the same person.

Section 2. Powers. Subject to law, to the Articles of Organization, and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Board of Directors may from time to time designate.

Section 3. Election. The Chairman of the Board, if any, the President, the Treasurer, and the Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-Laws, the Chairman of the Board, if any, the President, the Treasurer, and the Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office for such term as may be designated in the vote electing or appointing him, or in each case until such officer sooner dies, resigns, is removed, or becomes disqualified.

Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the Chairman of the Board, the President, or such other officer as may from time to time be designated by the Board of Directors. If no such designation is made, the President shall be the Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general charge and supervision of the business of the Corporation and, except as the Board of Directors shall otherwise determine, shall preside at all meetings of the stockholders and of the Executive Committee. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the authority to appoint such agents, in addition to those officers enumerated in Section 2 of this Article III as being elected or appointed by the Board of Directors, as he shall deem appropriate and to define their respective duties and powers.

Section 6. Chairman of the Board. If a Chairman of the Board of Directors is elected, he shall preside at all meetings of the Board of Directors and shall have the duties and powers specified in these By-Laws and such other duties and powers as may be determined by the Board of Directors.

Section 7. President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Board of Directors.

The Vice Presidents shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise determines, one Vice President shall be designated as the Chief Financial officer of the Corporation and, as such, shall be the chief financial and accounting officer of the Corporation and shall have the duties and powers commonly incident thereto.

Section 8. Treasurer and Assistant Treasurers. The Treasurer shall have general responsibility for the corporate treasury function, shall be in charge of its funds and valuable papers, books of account, and accounting records, and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Board of Directors or the Treasurer.

Section 9. Clerk and Assistant Clerks. The Clerk shall record all proceedings of the stockholders and Board of Directors in a book or series of books to be kept for that purpose, which book or books shall be kept as the principal office of the Corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the Clerk from any meeting of the stockholders or Board of Directors, an Assistant Clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book.

Any Assistant Clerks shall have such other duties and powers as shall be designated from time by the Board of Directors or the Clerk.

ARTICLE IV

CAPITAL STOCK

Section 1. Stock Certificates. The Board of Directors may authorize the issue without certificates of some or all of the shares of any or all of the Corporation’s classes or series of stock.  Except to the extent the Board of Directors has determined to issue shares without certificates, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer, or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have the existence of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either a summary of the restriction or a statement of the existence of such restriction and a statement that the Corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

Every certificate issued when the Corporation is authorized to issue more that one class or series of stock shall set forth on its face or back either a summary of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights and a statement that the Corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

Section 2. Lost Certificates. In the case of the alleged loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the Board of Directors may prescribe. When authorizing such issue of a new certificate, the Board may in its discretion require the owner of such lost, destroyed, or mutilated certificate, or his legal representative, to give the Corporation a bond, with or without surety, sufficient in the Board's opinion to indemnify the Corporation against any loss or claim that may be made against it with request to the certificate alleged to have been lost, destroyed, or mutilated.

Section 3. Transfer of Shares. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization, or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

Section 4. Record Date and Closing Transfer Books. The Board of Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto.

ARTICLE V

INDEMNIFICATION

Section 1. Directors and Officers. The Corporation shall indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, its directors and the officers that have been appointed by the Board of Directors (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at its request in any capacity with respect to any employee benefit plan) to the fullest extent permitted by law, and may indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, such other employees and agents as are identified by the Board of Directors.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include their respective heirs, executors, and administrators, an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending or threatened, and a "disinterested" director is one against whom no such proceeding is then pending or threatened. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

The Board of Directors may authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director or officer or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, or agent of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise, or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not such person is entitled to indemnification by the Corporation pursuant to this Article V or otherwise and whether or not the Corporation would have the power to indemnify him against such liability.

ARTICLE VI

MISCELLANEOUS

Section 1. Corporate Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be such period as shall from time to time be determined by the Board of Directors.

Section 3. [Intentionally Omitted]

Section 4. Execution of Documents. Except as the Board of Directors may generally or in specific instances authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all bonds, notes, debentures, guarantees, and other obligations or evidences or indebtedness of the Corporation shall be executed by the Chairman of the Board, the President, any Vice President, or the Treasurer.

Section 5. Voting of Securities. Except as the Board of Directors may generally or in specific instances direct otherwise, the Chairman of the Board, the President, any Vice President, or the Treasurer shall have the power, in the name and on behalf of the Corporation, to waive notice of, appoint any person or persons to act as proxy or attorney-in-fact of the Corporation (with or without power of substitution) to vote at, or attend and act for the Corporation at, any meeting of holders of shares or other securities of any other organization of which the Corporation holds shares or securities.

Section 6. Appointment of Auditor. The Board of Directors, or a committee thereof, shall each year select independent public accountants to report to the stockholders on the financial statements of the Corporation for such year. The selection of such accountants shall be presented to the stockholders for their approval at the annual meeting each year; provided, however, that if the shareholders shall not approve the selection made by the Board, the Board shall appoint other independent public accountants for such year.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered, amended, or repealed, and new By-Laws not inconsistent with any provision of the Articles of organization or applicable statute may be made either by the affirmative vote of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual or special meeting of the stockholders called for the purpose, or (except with respect to any provision hereof which by law, the Articles of Organization, or these By-Laws requires action by the stockholders) by the affirmative vote of a majority of the Board of Directors then in office. Not later that the time of giving notice of the meeting of stockholders next following the making, amending, or repealing by the Board of Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. Any By-Law made, amended, or repealed by the Board of Directors may be altered, amended, repealed, or reinstated by the stockholders.